Exhibit 10.1

COMMON STOCK REPURCHASE AGREEMENT

THIS COMMON STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into as of January 23, 2020 by and between INmune Bio, Inc., a Nevada corporation (the “Company”), and Linda F. Powers (the “Stockholder” and together with the Company the “Parties”).

RECITALS

WHEREAS, the Stockholder is the holder an aggregate of 430,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Stockholder desires to sell, and the Company desires to repurchase, 220,000 shares of Common Stock held by the Stockholder (the “Shares”) on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

SECTION 1. REPURCHASE OF SHARES.

1.1 Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Shares at the per Share price of $4.60 (four dollars and sixty cents), for an aggregate repurchase price of $1,012,000 (the “Repurchase Amount”).

1.2 Payment Terms. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) (i) the Stockholder shall deliver to the Company the Shares free and clear of all liens, pledges, claims and encumbrances or third-party rights of any kind, and (ii) the Company will purchase, acquire, and accept the Shares from the Stockholder and the Repurchase Amount will be paid by the Company to the Stockholder in exchange for the Shares on the Closing Date by wire transfer as set forth on Exhibit B hereto (as hereinafter defined)

As used herein, “Trading Day” means any day that the Nasdaq Capital Market is open for trading.

1.2 Closing. On the date (the “Closing Date”) which is on or before January 25, 2020 (the “Closing”):

(a)	Stockholder shall provide the Company and/or the Company with a fully completed and executed Medallion Guaranteed Stock Cancellation Instruction form for the sale of the Shares, in the form attached hereto as Exhibit A and any other documents reasonably requested by the Company necessary to effect the sale of the Shares (the “Transfer Forms” and together with this Agreement the “Closing Deliverables”);

(b)	the Company shall instruct its transfer agent to deliver to the Company treasury book entries representing the Shares being purchased by the Company; and

(c)	The Closing shall be deemed to occur when (i) the Deliverables have been exchanged and (ii) the aggregate Repurchase Amount has been paid to Stockholder.

1.3 Termination of Rights as Stockholder of the Shares. Upon payment of the Repurchase Amount, the Shares shall cease to be issued for any and all purposes, and the Stockholder shall no longer have any rights as a holder of the Shares, including any rights that the Stockholder may have had under the Company’s Certificate of Incorporation or otherwise. Nothing herein shall impact any rights the Stockholder may have in connection with their holding or ownership of any other shares of the Company’s Common Stock.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

2.1 Representations and Warranties of the Stockholder

In connection with the transactions provided for hereby, the Stockholder represents and warrants to the Company as follows:

2.1.1 Ownership of Shares. The Stockholder is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Shares and has not granted any person a proxy that has not expired or been validly withdrawn, has good and marketable right, title and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind (“Encumbrances”). Upon paying for the Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.1.2 Authorization. The Stockholder has all necessary power and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the Stockholder.

2.1.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Stockholder of, or constitute a default by the Stockholder under, any agreement, instrument, decree, judgment or order to which the Stockholder is a party or by which the Stockholder may be bound, or contravene, conflict with, or result in a violation of any law to which the Stockholder may be subject.

2.1.4 Experience, Evaluation, and Counsel. By reason of the Stockholder’s business or financial experience or the business or financial experience of the Stockholder’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholder has the capacity to protect the Stockholder’s own interests in connection with the sale of the Shares to the Company. The Stockholder is capable of evaluating the potential risks and benefits of the sale hereunder of the Shares. The Stockholder further represents that it has obtained to the extent that the Stockholder deems necessary, their own counsel with respect to the execution of this Agreement and the sale of the Shares. The Stockholder acknowledges that it has not been represented by Sichenzia Ross Ference LLP in connection with the execution of this Agreement or the sale of the Shares.

2.1.5 Access to Information. The Stockholder has received all of the information that the Stockholder considers necessary or appropriate for deciding whether to sell the Shares hereunder and perform the other transactions contemplated hereby. The Stockholder further represents that the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Stockholder has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Stockholder by or on behalf of the Company.

2.1.6 No Future Participation. The Stockholder acknowledges that the Stockholder will have no future participation in any Company gains, losses, profits or distributions with respect to the Shares. If the Shares increase in value by any means, or if the Company’s equity becomes freely tradable and increases in value, the Stockholder acknowledges that the Stockholder is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares.

2.1.7 Tax Matters. The Stockholder has had an opportunity to review with the Stockholder’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

21..8 Litigation. There is no pending action claim or proceeding against the Stockholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, and to the knowledge of the Seller no such action, claim or proceeding has been threated, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, claim or proceeding.

2.1.9 Repurchase Amount. The Stockholder acknowledges and is aware that the price per Share paid by the Company for the Shares may be less than the price per share that the Company’s Common Stock is trading on the Nasdaq Capital Market as of the date of this Agreement.

2.2 Representations and Warranties of the Company

2.2.1. Authorization. The Company has all necessary power and authority to execute, deliver and perform the Company’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and to purchase and acquire the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the Company.

2.2.2 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Company of, or constitute a default by the Company under, any agreement, instrument, decree, judgment or order to which the Company is a party or by which the Company may be bound, or contravene, conflict with, or result in a violation of any law to which the Company may be subject.

SECTION 3. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 4. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the New York, without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than New York. The Company and the Stockholder irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to it at the address listed in this Agreement.

SECTION 5. BROKERS.

Neither the Stockholder nor the Company or any of their representative agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

SECTION 6. COSTS, EXPENSES.

The Parties shall bear their own costs in connection with the preparation, execution and delivery of this Agreement.

SECTION 7. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 8. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent signed by both the Stockholder and the Company. No waiver of any breach, term, condition or remedy of this Agreement by either party shall constitute a subsequent waive of the same or any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded to the Company shall be cumulative and not alternative.

SECTION 9. FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 10. SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 11. SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 12. HEADINGS.

The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

SECTION 13. FURTHER ASSURANCES.

From and after the date of this Agreement, upon the request of the Company or Stockholder, the Company and Stockholder shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

SECTION 14. NOTICES.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email with delivery confirmation at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email with delivery confirmation at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c)upon delivery if sent by U.S. nationally recognized overnight courier service with signature required or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the first page to this Agreement or such other address as may be specified by any party to the other party pursuant to notice given by such party in accordance with this Agreement.

SECTION 15. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

COMPANY:

INmune Bio, Inc.

By	/s/ David Moss
Name: David Moss
Title: Chief Financial Officer

STOCKHOLDER:

/s/ Linda Powers
Linda Powers

Exhibit A

FORM OF MEDALLION GUARANTEE INSTRUCTION

[Attached Hereto]

Exhibit B

STOCKHOLDER INFORMATION

[Attached Hereto]